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COMMUNITY CENTRAL BANK CORPORATION
FORM 10-QSB (continued)

                                   EXHIBIT 11
                        COMPUTATION OF PER SHARE EARNINGS

                                    Three Months Ended
                                        March 31,
                                 2005                2004
                                ------              ------
                                   (In thousands, except
                                      per share data)
BASIC

Net Income                      $  752              $  548
/ Weighted Average Shares        3,043               2,823
                                ------              ------

Basic Earnings Per Share        $ 0.25              $ 0.19
                                ======              ======

DILUTED

Net Income                      $  752              $  548
/ Weighted Average Shares        3,129               2,891
                                ------              ------
Diluted Earnings Per Share      $ 0.24              $ 0.19
                                ======              ======